March 7, 1997




            To Shareholders of Navarre Corporation

                  We are writing you to advise you with respect to a
             pending transaction ("Transaction") between Navarre Corporation, a Minnesota corporation ("Navarre" or the "Company"), Net Radio Corporation, a Nevada corporation ("Net Radio"), and ValueVision International, Inc., a Minnesota corporation ("ValueVision").

             Background

                  On May 1, 1996, the Company entered into a Stock
             Purchase Agreement (the "May 1996 Agreement") with Net
             Radio. Net Radio owns and operates Net Radio Network, an Internet-only radio network. Under the terms of the May
             1996 Agreement, the Company agreed to pay $1.5 million for one-half of the outstanding Common Stock of Net Radio. The
             $1.5 million was used by Net Radio for working capital. In addition, the Company entered into an option agreement with the existing shareholders of Net Radio under which the Company had the right to purchase up to twenty percent (20%) of Net Radio's outstanding stock owned by these shareholders pursuant to a formula based upon Net Radio's earnings before interest and taxes from May 1, 1997 through April 30, 1998.
             The Company's  acquisition of its equity interest in Net
             Radio was described in the Company's 1996 Annual Report to Shareholders and its Form 10-K for the year ended March 31, 1996.

                  The Company acquired the interest in Net Radio as part
             of its diversification strategy, which includes becoming a content provider to the Internet as well as a national distributor of both prerecorded music and personal computer software. In its 1996 Form 10-K, the Company detailed the steps that it was taking to achieve these goals, including expanding its business through strategic acquisitions.

                  Subsequent to the Company's  investment in Net Radio,
             it became apparent to the Company that Net Radio needed additional funds for working capital. The Company worked with Net Radio to assist it in improving its sales and marketing. Although this resulted in additional sales, Net Radio has not been able to achieve significant sales revenues or to achieve operating profit. Net Radio's revenues for the five-month period ended September 30, 1996 were $147,000 and Navarre recognized a loss of $414,000 with
             respect to its investment in Net Radio.   For the three
             months ended December 31, 1996, Net Radio reported revenues of $352,505 and Navarre recognized a loss of $172,000 with respect to its investment in Net Radio. During the period from May 1, 1996 through January 31, 1997, Net Radio had revenue of $597,000 and a loss of $1,344,000.


             The Transaction

                  The Company believed and continues to believe that Net
             Radio has a very exciting concept, but that Net Radio requires substantial additional capital and expertise. The Company provided additional support to Net Radio, but eventually advised Net Radio that the Company was unwilling to invest additional sums of money unless it could arrive at a means of acquiring Net Radio. Notwithstanding the continuing losses incurred by Net Radio, part of the attractiveness of the Transaction for the Company is the diversification opportunity presented by Net Radio. The Company believes that Internet radio is a powerful medium for delivering music as well as advertising.

                  The Company began to negotiate with management and
             controlling shareholders of Net Radio to purchase Net Radio. These negotiations became protracted and were discontinued on several occasions. In the meantime, Net Radio continued to lose money and was forced to lay off some of its staff. In March 1997, the Company and Net Radio reached agreement on final terms and agreed to proceed with the Transaction.

                  Under the terms of the Transaction, Net Radio will be
             merged into a wholly-owned subsidiary of the Company and the Company will issue to the former shareholders of Net Radio up to 2,100,000 shares of its Common Stock (the "Navarre Shares"). Substantially all the Navarre Shares to be issued are, however, contingent on Net Radio achieving specified levels of sales and operating profits. The Navarre Shares would be issued as follows:

                       125,00 shares are to be issued at closing. Of these shares, 20,000 shares will be issued to certain shareholder-creditors of Net Radio for release of their security interests in Net Radio assets. The remaining 105,000 shares will be put in an escrow account, subject to forfeiture depending upon the resolution of certain claims pending against Net Radio.
                       Up to 1,175,000 shares are to be issued contingent upon Net Radio achieving specified sales and pre-tax income results in the initial twelve months after the closing of the Transaction.
                       Up to 800,000 shares (plus an additional 800,000 shares if not previously earned) are to be issued upon achievement of certain sales and operating results in the thirteenth through twenty-fourth months after the closing of the Transaction.

                  Attached as Schedule A is a detailed description of the
             Navarre Shares issuable under the Transaction. The Company and Net Radio decided to structure the transaction as an "earn-out" with substantially all of the consideration contingent upon future performance of Net Radio. The parties believe that although Net Radio has the potential to achieve significant sales and operating income in the future, it has been unable to achieve these milestones in the past, and, therefore, establishing an earn-out based on future performance is designed to best achieve both parties' expectations.

                  In pursuing the Transaction, the Company decided to
             proceed only if it could find a corporate partner to provide additional funding and expertise to Net Radio. Simultaneously with the Company's acquisition of Net Radio, ValueVision will make an investment of $3.0 million in the new subsidiary, which will be named Net Radio, consisting of $1.0 million in cash and an agreement to provide $2.0 million in advertising time in exchange for acquiring fifteen percent (15%) of the Net Radio shares. Once Net Radio achieves sales revenue of $3.0 million in any rolling, consecutive four quarter period, (i) Net Radio, at its option, may require ValueVision to purchase an additional
             4.95 percent of Net Radio for $500,000 in cash and (ii) ValueVision, at its option, may invest $500,000 in cash and receive 4.95 percent of Net Radio. In the event that either Net Radio or ValueVision exercises its option, the other party's option expires. ValueVision also has the right to convert its Net Radio shares into shares of Navarre's Common Stock in the future upon the occurrence of certain events.
             A description of the ValueVision investment and conversion right is described in Schedule B.

                  In connection with the Transaction, the Company has
             entered or will enter into the following agreements with Net Radio's directors, officers and shareholders:

                  Noncompete Agreements.  Certain shareholders and
             employees of Net Radio will sign non-compete agreements with Navarre and Net Radio.

                  Employment Agreements.  Net Radio will enter into
             employment or consulting agreements with certain officers of Net Radio.

                  Voting Agreement.  Certain of the former shareholders
             of Net Radio ("Net Radio Shareholders") will enter into a shareholder voting agreement appointing Eric H. Paulson and Charles E. Cheney, with full power of substitution, to vote the Net Radio Shareholders' Navarre Shares for a certain time period which shall terminate the earlier of: (i) ten
             (10) years from the effective date of the merger; or (ii) such time that any Navarre Shares are sold by such shareholders in conjunction with a registered public offering by Navarre. Commencing January 1, 2001, any Navarre Shares subject to the Voting Agreement held by any shareholder who owns or controls (including through affiliates of the shareholder) less than 200,000 of the subject shares shall no longer be subject to this Voting Agreement.

                  Shareholder Rights Agreement.  Certain Net Radio
             Shareholders will enter into a shareholder rights agreement with certain lock-up, registration rights and rights of first refusal with respect to the Navarre Shares to be received pursuant to the terms of the merger.

                  Other Agreements.  In addition, shareholders or other
             employees of Net Radio also will receive or enter into one or more of the following documents: (i) agreement of employees under which employees acknowledge that they are "at will" employees, (ii) an option termination agreement which acknowledges that any warrants, options or other exercise rights in Net Radio stock that were outstanding prior to the effective date have been released and were terminated, (iii) a termination agreement with respect to certain provisions of the May 1996 Agreement and (iv) a disclosure statement summarizing the terms of the Transaction. Navarre is also entering into a credit facility with Net Radio under which Navarre will provide working capital under certain circumstances to Net Radio.

             Shareholder Approval Requirement

                  Under Rule 4460(i) of the Nasdaq Stock Market, unless
             exempted by Nasdaq, each Nasdaq issuer is required to have shareholder approval of a plan or arrangement in connection with the acquisition of the stock or assets of another company where the present or potential issuance of Common Stock would result in the issuance of voting power equal to or greater than 20% of the voting power outstanding prior to the issuance of the additional shares. The Rule further provides, however, that exceptions may be granted upon application to the Association in certain circumstances.

                  The maximum number of Navarre Shares potentially
             issuable by the Company in this Transaction, assuming all shares are earned by Net Radio, would exceed twenty percent (20%) of the Company's currently outstanding shares. In addition, any conversion by ValueVision of its Net Radio shares into Navarre Common Stock would result in additional shares being issued. Accordingly, the Company was required by Rule 4460(i) to either obtain shareholder approval of the Transaction or obtain an exception from Nasdaq.

                  The Net Radio Transaction was studied by the Navarre
             Board and discussed at the Company's board meetings on a number of occasions. Most recently, the Navarre Board unanimously voted to proceed with the Transaction and, given the urgency of Net Radio's financial distress, the Board directed management to complete the Transaction at the
             earliest possible time.    Based upon a number of factors,
             the Company sought and received Nasdaq consent to proceed with the Transaction without seeking formal shareholder approval contemplated by Rule 4460(i). These reasons included:

             1. The Company believed an immediate acquisition of Net Radio was the only way for Net Radio to survive since Net Radio has been unable to attract any capital.

             2. The acquisition of Net Radio is contingent upon the simultaneous infusion into Net Radio of $3.0 million by ValueVision for fifteen percent (15%) of Net Radio. This indicates that an independent party other than the Company ascribes significant value to the Transaction. The ValueVision investment will provide Net Radio with sufficient working capital to enable it to meet its funding requirements for approximately six months.

             3. Navarre's credit facility with its lender, Heller Financial, Inc. ("Heller"), prohibits the Company from advancing funds to Net Radio, except with the consent of Heller, and also requires that Heller approve the Transaction. Heller has agreed to the terms of the Transaction, including the investment by ValueVision discussed above, but has refused to permit the Company to otherwise use its working capital line to advance funds to Net Radio. If the Net Radio Transaction is not consummated in a short time, the Company believes a bankruptcy proceeding by Net Radio or cessation of Net Radio's business is probable.

             4. Of the 2,100,000 million Navarre Shares issuable in the Transaction to Net Radio Shareholders, all but 125,000 shares are contingent upon Net Radio achieving certain revenue or income targets. If Net Radio fails to achieve these targets, then the Company is not required to issue such Navarre Shares. There exists, therefore, the possibility that the total number of Navarre Shares ultimately issued pursuant to the Transaction will be less than the 20% threshold set by Rule 4460(i).

             5. The Company's directors as a group beneficially own or have voting rights with respect to over fifty percent (50%) of the Company's outstanding securities, and could therefore determine the result of any shareholder vote.

             6. The Company's Board of Directors, including the members of the Audit Committee, have unanimously approved the Transaction and have approved the Transaction on an expedited basis, subject to Nasdaq approval.

                  As a result, Nasdaq granted the exemption to the
             Company, provided that the Company provide its shareholders with ten days' notice prior to the issuance of any shares under the Transaction. The Company is providing this Notice to Shareholders pursuant to the Nasdaq requirement. The Company, Net Radio and ValueVision executed definitive documents on March 7, 1997 and expect to close the Transaction on or about March 17, 1997.

                              **************************
                  We at Navarre are very excited about our new
             relationship with Net Radio and ValueVision and look forward to an exciting opportunity with Net Radio.






                                           NAVARRE CORPORATION




                                           Eric H. Paulson,  Chairman


                                      SCHEDULE A

                                Net Radio Corporation
                           Total Shares Issuable 2,100,000



             Phase 1 125,000 Shares issued at Closing; 20,000 shares issued to shareholder creditors of Net Radio; 105,000 Placed in Escrow

                       105,000 Shares will be issued and placed into an escrow account, to be released from escrow upon resolution of certain claims pending against Net Radio.

             Phase 2 Up to 1,175,000 Shares to be issued upon Net Radio achieving certain sales and pre-tax income in the 12 months following closing ("Year One") in three separate Phases -- 2A, 2B and 2C.

             Phase 2A Up to 375,000 Shares based upon achievement of specific Net Radio Sales in Year One

                       Up to 375,000 shares will be issued upon achievement by Net Radio of specified levels of net sales of in Year One. If net sales in Year One are less than $1,750,000 then no shares are earned. If net sales exceed $1,750,000, then an additional share will be issued for each $3.33 of sales over $1,750,000 as shown below:

                   Year One Sales                  Additional Shares
                   $0 to $1,750,000                None
                   Over $1,750,000 to $3,000,000   One share for each
                                                    additional $3.33
                                                    in sales over $1,750,000
                   $3,000,000 or over              All 375,000 shares
                                                    are earned

                       Net Sales is calculated in accordance with Generally Accepted Accounting Principles, but excludes any barter income and excludes any net sales not collected with 60 days of the close of the earn-out period. (Year One).

             Phase 2B Up to 600,000 Shares upon achievement of specific Year One Pre-Tax Income

                       No shares are issued if there is no pre-tax income. If pre-tax income of $1 to $200,000 is attained, 100,000 shares are issued. If pre-tax income exceeds $200,000, an additional five shares are earned for each additional $8.00 of pre-tax income. All 600,000 shares are earned if Year One pre-tax income is over $1,000,000.

                       Year One Pre-Tax Income       Additional Shares
                       $0                            None
                       $1.00 to $200,000             100,000 shares
                       Over $200,000                 An additional five
                                                      (5) shares for
                                                      each additional
                                                      $8.00 of pre-tax
                                                      income
                       $1,000,000 or over            All 600,000 shares
                                                      are earned

             Phase 2C Up to 200,000 shares based upon achievement of pre-tax income and sales.

                       No shares are issued if there is no pre-tax income. If there is pre-tax income up to 200,000 shares are issued on the basis of one additional share for each $5.00 of sales over $4,000,000. Pre-tax income excludes any banter income and any sales that are not collected within 60 days of the end of the earn-out period.

                       Year One Sales                Year One
                                                     Additional Shares

                       $0-$4,000,000                 0
                       Over $4,000,000               One share for each
                                                      additional $5.00
                                                      of sales over
                                                      $4,000,000
                       $5,000,000 or over            All 200,000 shares
                                                      are earned

             Adjustment of Shares issued in Year One

             Notwithstanding anything to the contrary contained above, any shares earned pursuant to Phase 2B and 2C shall be adjusted as follows:

             If the fair market value of Navarre Common Stock at the end of Year One is greater than 125% of the fair market value of Navarre Common Stock on the closing date of the Transaction (the "Base Price") then the shares to be issued in Phase 2B and 2C shall be equal (i) the product of 125% of the Base Price and the number of shares otherwise issuable divided by
             (ii) the fair market value of Navarre Common Stock at the end of Year One.

             Phase 3 Up to 800,000 Shares (plus up to an additional 800,000 shares if not earned in Phase 2B and 2C) based upon cumulative pre-tax income at the end of Year Two.

                       If cumulative pre-tax income is $1,000,000 or less, then no shares will be earned. If Cumulative Pre-Tax Income is greater than $1,000,000, then the shares to be issued will be the difference between
                       (i) the product of (a) 1,600,000 shares and the (b) quotient of (x) cumulative pre-tax income over $1,000,000 and (y) $5,000,000 and (ii) the shares actually earned in Phase 2B and 2C, as shown below.

                       Cumulative Pre-Tax Income
                       Through Year Two              Additional Shares

                       Under $1,000,000              None

                       Over $1,000,000 to            (1,600,000 Shares)
                        $5,000,000                    times [(cumulative
                                                      pre-tax income
                                                      -$1,000,000)
                                                      ($5,000,000)] less
                                                      than shares earned
                                                      in Phase 2B and 2C

                       Over $5,000,000               1,600,000 shares less
                                                      shares earned in
                                                      Phase 2B and 2C

             Adjustment of Shares issued in Year Two

             Notwithstanding anything to the contrary contained above, any shares earned pursuant to Phase 3 above shall be adjusted as follows:

                  If the fair market value of Navarre Common Stock at the
             end of Year Two is greater than 150% of the fair market value of Navarre Common Stock on the closing date (the "Base Price") then the shares to be issued in Phase 3 shall be equal (i) the product of 150% of the Base Price and the number of shares otherwise issuable divided by (ii) the fair market value of Navarre Common Stock at the end of Year Two.


                                      SCHEDULE B

                     ValueVision Investment and Conversion Rights

                  ValueVision will make an investment of $3.0 million in
             Net Radio, consisting of $1.0 million in cash and an agreement to provide $2.0 million in advertising time in exchange for acquiring fifteen percent (15%) of the Net Radio shares. Once Net Radio achieves sales revenue of $3.0 million in any rolling, consecutive four quarter period, (i) Net Radio, at its option, may require ValueVision to purchase an additional 4.95 percent of Net Radio for $500,000 in cash and (ii) ValueVision, at its option, may invest $500,000 in cash and receive 4.95 percent of Net Radio. In the event that either Net Radio or ValueVision exercises its option, the other party's option expires.

                  In connection with the investment, upon the occurrence
             of certain "Events of Default" by Net Radio, including Bankruptcy or receivership, ValueVision will have the right to require Navarre to purchase ValueVision investment in Net Radio, or at Navarre's option, convert ValueVision Net Radio shares into Navarre Common Stock at a price equal to one hundred and one percent (101%) of fair market value of Navarre Common Stock on the date of conversion. ValueVision will also have this right beginning five years from the date of closing if Net Radio has not completed a public offering by that date.